EXHIBIT 99.2

1 © 2016 Baker Hughes Incorporated. All Rights Reserved. © 2016 BAKER HUGHES INCORPORATED. ALL RIGHTS RESERVED. TERMS AND CONDITIONS OF USE: BY ACCEPTING THIS DOCUMENT, THE RECIPIENT AGREES THAT THE DOCUMENT TOGETHER WITH ALL INFORMATION INCLUDED THEREIN IS THE CONFIDENTIAL AND PROPRIETARY PROPERTY OF BAKER HUGHES INCORPORATED AND INCLUDES VALUABLE TRADE SECRETS AND/OR PROPRIETARY INF ORM ATION OF BAKER HUGHES (COLLECTIVELY "INFORMATION"). BAKER HUGHES RETAINS ALL RIGHTS UNDER COPYRIGHT LAWS AND TRADE SECRET LAWS OF THE UNITED STATES OF AMERICA AND OTHER COUNTRIES. THE RECIPIENT FURTHE R AGREES THAT THE DOCUMENT MAY NOT BE DISTRIBUTED, TRANSMITTED, COPIED OR REPRODUCED IN WHOLE OR IN PART BY ANY MEANS, ELECTRONIC, MECHANICAL, OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF BAKER HUGHES, AND MAY NOT BE USED DIRECTLY OR INDIRECTLY IN ANY WAY DETRIMENTAL TO BAKER HUGHES’ INTEREST. 2016 CEO Energy - Power Conference Martin Craighead Chairman and Chief Executive Officer September 7, 2016

2 © 2016 Baker Hughes Incorporated. All Rights Reserved. AGENDA INDUSTRY OUTLOOK OUR PROGRESS THE NEED FOR TECHNOLOGY Q & A

3 © 2016 Baker Hughes Incorporated. All Rights Reserved. FORWARD - LOOKING STATEMENTS Today’s discussion may include “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the expectations, beliefs, plans and objectives of Baker Hughes. Such statements relate to future events and expectations and involve known and unknown risks and uncertainties. Our actual results or actions may differ materially from those projected in these forward - looking statements. For a summary of the specific risk factors that could cause results to differ materially from those expressed in the forward - looking statements, please refer to Baker Hughes’ Annual Report on Form 10 - K/A for the year ended December 31, 2015; Baker Hughes ’ subsequent quarterly reports on Form 10 - Q for the quarterly periods ended March 31, 2016, and June 30, 2016; and those set forth from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.bakerhughes.com/investor . Readers are cautioned not to place undue reliance on forward - looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward - looking statements. Reconciliation of Operating and GAAP Results Reconciliation of non - GAAP results to GAAP results for historic periods can be found on our website at www.bakerhughes.com/investor in the Financial Information section under Financial Reports.

4 © 2016 Baker Hughes Incorporated. All Rights Reserved. 4 © 2016 Baker Hughes Incorporated. All Rights Reserved. INDUSTRY OUTLOOK Sustainable oil prices in the upper $50s required North America activity growth limited to core acreage , for North America recovery Recent rig additions driven by small, private E&Ps, many with lower overall spend per well while oil prices range in high $40s to low $50s

5 © 2016 Baker Hughes Incorporated. All Rights Reserved. 5 © 2016 Baker Hughes Incorporated. All Rights Reserved. INDUSTRY OUTLOOK Oil price recovery dampened by shale producers’ ability to quickly ramp up production We remain optimistic on the long - term outlook for our industry International activity will lag oil price recovery

6 © 2016 Baker Hughes Incorporated. All Rights Reserved. NEW PRODUCTS TO MARKET FASTER OPTIMIZED CAPITAL STRUCTURE RESTRUCTURED ORGANIZATION MAKING PROGRESS 6 © 2016 Baker Hughes Incorporated. All Rights Reserved.

7 © 2016 Baker Hughes Incorporated. All Rights Reserved. 7 © 2016 Baker Hughes Incorporated. All Rights Reserved. MAKING PROGRESS Exceeding the $500 million cost reduction target for 2016 Progress on North America land pressure pumping plans exploring range of ownership models to participate in growth and reduce capital requirements Building a steady pipeline of revenue growth through new sales channels, some materializing as early as Q1 2017

8 © 2016 Baker Hughes Incorporated. All Rights Reserved. THE NEED FOR TECHNOLOGY 8 © 2016 Baker Hughes Incorporated. All Rights Reserved.

9 © 2016 Baker Hughes Incorporated. All Rights Reserved. EXTEND END TO END STANDARDIZATION INITIATIVE 9 © 2016 Baker Hughes Incorporated. All Rights Reserved. ACHIEVING RADICAL EFFICIENCIES

10 © 2016 Baker Hughes Incorporated. All Rights Reserved. ACHIEVING RADICAL EFFICIENCIES IMPROVE EXISTING PRODUCTS AND DEVELOP NEW PRODUCTS TO MAXIMIZE EFFICIENCY GAINS 10 © 2016 Baker Hughes Incorporated. All Rights Reserved.

11 © 2016 Baker Hughes Incorporated. All Rights Reserved. MAXIMIZE THE VALUE OF DATA AVAILABLE AND CONNECT ALL SOURCES OF INTELLIGENCE ACHIEVING RADICAL EFFICIENCIES 11 © 2016 Baker Hughes Incorporated. All Rights Reserved.

12 © 2016 Baker Hughes Incorporated. All Rights Reserved.

13 © 2016 Baker Hughes Incorporated. All Rights Reserved. © 2016 BAKER HUGHES INCORPORATED. ALL RIGHTS RESERVED. TERMS AND CONDITIONS OF USE: BY ACCEPTING THIS DOCUMENT, THE RECIPIENT AGREES THAT THE DOCUMENT TOGETHER WITH ALL INFORMATION INCLUDED THEREIN IS THE CONFIDENTIAL AND PROPRIETARY PROPERTY OF BAKER HUGHES INCORPORATED AND INCLUDES VALUABLE TRADE SECRETS AND/OR PROPRIETARY INF ORM ATION OF BAKER HUGHES (COLLECTIVELY "INFORMATION"). BAKER HUGHES RETAINS ALL RIGHTS UNDER COPYRIGHT LAWS AND TRADE SECRET LAWS OF THE UNITED STATES OF AMERICA AND OTHER COUNTRIES. THE RECIPIENT FURTHE R AGREES THAT THE DOCUMENT MAY NOT BE DISTRIBUTED, TRANSMITTED, COPIED OR REPRODUCED IN WHOLE OR IN PART BY ANY MEANS, ELECTRONIC, MECHANICAL, OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF BAKER HUGHES, AND MAY NOT BE USED DIRECTLY OR INDIRECTLY IN ANY WAY DETRIMENTAL TO BAKER HUGHES’ INTEREST. 2016 CEO Energy - Power Conference Martin Craighead Chairman and Chief Executive Officer September 7, 2016